310670082.9 Business Use RHODE ISLAND ENERGY EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (Effective as of February 24, 2022)

310670082.9 i Rhode Island Energy Executive Supplemental Retirement Plan (Established as of February 24, 2022) PREAMBLE a new plan in connection with the acquisition by PPL Corporation of The Narragansett Electric Executive Supplemental Retirement Plan (409A) dated December 31, 2008. This Plan sets forth the terms applicable to participants whose qualified defined benefit pension plan benefit is calculated under the terms of the Rhode Island Energy Retirement Plan.

310670082.9 Rhode Island Energy Executive Supplemental Retirement Plan (Established as of February 24, 2022) TABLE OF CONTENTS Page ii Business Use I. Introduction ................................................................................................................... 1 1.01 Name ................................................................................................................. 1 1.02 Purpose ............................................................................................................. 1 1.03 Effectiveness ..................................................................................................... 1 II. Definitions ..................................................................................................................... 1 2.01 Accrued Benefit ................................................................................................. 1 2.02 Affiliated Company ............................................................................................. 1 2.03 Board ................................................................................................................. 1 2.04 Code .................................................................................................................. 1 2.05 Company ........................................................................................................... 1 2.06 Deemed Benefits Commencement Date ............................................................ 1 2.07 EBPB ................................................................................................................. 1 2.08 Participant .......................................................................................................... 1 2.09 Plan Administrator .............................................................................................. 2 2.10 PPL .................................................................................................................... 2 2.11 Qualified Compensation ..................................................................................... 2 2.12 Qualified Plan .................................................................................................... 2 2.13 Qualified Plan Benefit ........................................................................................ 2 2.14 Retirement Income ............................................................................................. 2 2.15 RIE Plan ............................................................................................................ 2 2.16 Section 409A ..................................................................................................... 2 2.17 Separation from Service ..................................................................................... 2 2.18 Spouse .............................................................................................................. 2 2.19 Total Compensation ........................................................................................... 2 2.20 Years of Service ................................................................................................ 2 III. Supplemental Retirement Benefit .................................................................................. 3 3.01 Annual Benefit Amount ...................................................................................... 3 3.02 Vesting and Forfeiture of Benefits ...................................................................... 3 IV. Calculation of Benefits ................................................................................................... 3 4.01 Calculation Date ................................................................................................ 3 4.02 Early Retirement Reduction Factor .................................................................... 3

V. Timing and Form of Payment of Retirement Income 3
5.01 Payment Timing 3
5.02 Normal Form of Payment 3
5.03 QDRO Payments 4
5.04 Spouse's Death Benefit 4
5.05 Actuarial Factors 4
VI. Lump Sum Payments – Special Circumstances 4
6.01 Dissolution 4
6.02 Failure of Payment 5
6.03 Small Balance Cash Outs 5
6.04 FICA 5
6.05 Other Special Circumstances – Accelerations and/or Delays in Scheduled Payments 5
6.06 USERRA 5
VII. Administration and Claims 5
7.01 Duties 5
7.02 Claims 6
7.03 Plan Interpretation 7
VIII. Liability for Acts 7
IX. Indemnity 7
X. Effectuation of Interest 7
XI. Government Regulations 8
XII. Nonassignment 8
XIII. Provisions of Benefits 8
XIV. Amendment or Termination 8
XV. General Provisions 8
15.01 Taxes 8
15.02 No Implied Rights 8
15.03 Headings 9
15.04 Gender and Number 9
15.05 Severability 9
15.06 Governing Law 9
15.07 Section 409A Compliance 9

310670082.9 iii

Business Use

310670082.9 1 Business Use Rhode Island Energy Executive Supplemental Retirement Plan (Established as of February 24, 2022) I. Introduction 1.01 Name. This Plan shall be known as the Rhode Island Energy Executive Plan 1.02 Purpose. The purpose of this Plan is to provide supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and establish provisions/operations applicable to the payment of supplemental retirement benefits that are compliant with the general provisions of Section 409A of the Code. 1.03 Effectiveness. This Plan is effective as of February 24, 2022. II. Definitions When used in this Plan, the following words will have the meanings indicated below: 2.01 Accrued Benefit means the vested benefits under this Plan. 2.02 Affiliated Company means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as the Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; (c) any trade or business (whether or not incorporated) that is under common control with the Company, as determined under section 414(c) of the Code, and (d) any other organization or entity that is required to be aggregated with the Company under section 414(o) of the Code and regulations issued thereunder. 2.03 Board means the Board of Directors of PPL, or a committee of the Board. 2.04 Code means the Internal Revenue Code of 1986, as amended from time to time. 2.05 Company means The Narragansett Electric Company, dba Rhode Island Energy. 2.06 Deemed Benefits Commencement Date means the later of the date of the provided however, that if a Participant is below age 55 at the time of Separation from Service, the Deemed Benefits Commencement Date will be the date as of which the Participant attains age 55. 2.07 EBPB means the Employee Benefit Plan Board, the entity appointed by the Board as the administrator of the Plan. 2.08 Participant means a non-union employee who participates in the Qualified Plan and whose permissible earnings under the Qualified Plan exceed the amount

310670082.9 2 Business Use permitted under Section 401(a)(17) of the Code and/or whose benefit under the Qualified Plan exceeds the limits set forth under Section 415 of the Code. 2.09 Plan Administrator means the EBPB. 2.10 PPL shall mean PPL Services Corporation and its successors. 2.11 Qualified Compensation means compensation utilized in the calculation of the Sections 401(a)(17) or 415 of the Code; provided, however, Qualified Compensation shall include additional earnings received by a Participant from any entity as specifically authorized by the Board. 2.12 Qualified Plan means the RIE Plan. 2.13 Qualified Plan Benefit means the annual normal retirement benefit payable on a straight single life annuity basis under the terms of the Qualified Plan determined to any qualified domestic relations order that would otherwise affect the amount of said benefit). 2.14 Retirement Income means the supplemental retirement benefit(s) relating to the 2.15 RIE Plan means the Rhode Island Energy Retirement Plan, as amended from time to time. 2.16 Section 409A means section 409A of the Code, as amended from time to time, including regulations issued pursuant thereto. 2.17 Separation from Service has the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations. 2.18 Spouse shall have the meaning provided in the Qualified Plan. 2.19 Total Compensation means Qualified Compensation; provided, however, for any Participant who serves in an officer-level position, Total Compensation further includes (to the extent not already included): (a) incentive compensation, which shall be included in the same twelve-month period for which it was earned; and (b) compensation and/or incentive compensation deferred under the terms of the PPL Executive Deferred Compensation Plan that is not included in Qualified Compensation due to the fact it was deferred, which shall be attributed to the twelve-month period for which it was earned. The inclusion of incentive Plan benefit as described herein applies prospectively from the date the Participant becomes an officer-level employee. 2.20 Years of Service shall have the meaning provided in the Qualified Plan; provided, however, Years of Service shall also include any additional service credit specifically authorized for a Participant by the Board.

310670082.9 3 Business Use III. Supplemental Retirement Benefit 3.01 Annual Benefit Amount. A Participant shall be entitled to receive from the Company an annual retirement benefit equal to a. minus b. minus c. below: a. the benefit the Participant would have received under the Qualified Plan if the benefit were calculated using Total Compensation; b. the Qualified Plan Benefit; c. any benefit payable on a straight life annuity basis which was accrued, under a plan maintained by an employer other than Company or an Affiliated Company, for service granted pursuant to the additional service credits provision of the Qualified Plan. benefit will be calculated without regard to the limits under Section 415 of Code. 3.02 Vesting and Forfeiture of Benefits der this Plan shall be 100% vested after five Years of Service. There is no partial or incremental vesting Separation from Service is automatically forfeited. IV. Calculation of Benefits 4.01 Calculation Date from Service. 4.02 Early Retirement Reduction Factor. The early retirement reduction factor that applies under the Qualified Plan shall apply to the benefit calculations under this Plan. V. Timing and Form of Payment of Retirement Income 5.01 Payment Timing. Payment of Retirement Income to Participants will commence on the later of (i) the first day of the seventh month following Separation from Service or (ii) the first day of the month on or following the date Participant attains age 55; provided, however, the Plan Administrator may, in its sole discretion, process and pay a scheduled payment up through the later of December 31 following the applicable payment date and the 15th day of the third calendar month following the applicable payment date provided that under no circumstance may a Participant be permitted, directly or indirectly, to designate the taxable year of processing and payment. 5.02 Normal Form of Payment . The normal form of payment of Retirement Income shall be as follows: a. If a Participant has a Spouse, the normal form of payment shall be a contingent annuitant option with the Spouse, as contingent annuitant,

310670082.9 4 Business Use Income. b. If a Participant does not have a Spouse, the normal form of payment shall be a straight life annuity with no amount of Retirement Income payable after th 5.03 QDRO Payments. To the extent the form of benefit under the Qualified Plan was dictated by the terms of a qualified domestic relations order, the form of payment of the Retirement Income is that which would have applied (or any form that could have been elected) in the absence of said order, except to the extent of a court approved domestic relations order assigning benefits payable under this Plan specifies otherwise, and subject to the limits imposed on such an election by Section 409A. 5.04 . The Spouse of a Participant who is vested under this Plan is entitled to a pre-retirement spouse benefit if the Participant dies before payment of Plan benefits commence as follows: a. calculation of the benefit will be made as if the Participant had retired as of the date of death and elected Retirement Income payments to begin on the first day of the month next following the later of the date of death or -fifth birthday; and b. the Retirement Income shall be payable in the form of a contingent annuitant option with the Spouse, as contingent annuitant, entitled to receive 50% (100% if the Participant died after his or her 55th birthday and Income subject to reduction for benefits payable hereunder under a domestic relations order; provided, however, the Plan Administrator may, in his or her sole discretion, process and pay the death benefit at any time prior to December 31 of the calendar year following the calendar year during which the Participant died. 5.05 Actuarial Factors. In calculating the benefit payable under any optional form of benefit described under this Plan, the same actuarial equivalent factors in the Qualified Plan shall be used in this Plan unless such factors are inconsistent or disallowed under Section 409A. VI. Lump Sum Payments Special Circumstances 6.01 Dissolution. In the event of the dissolution, liquidation, or winding up of the business of the Company, whether voluntary or involuntary, the Board may provide in Section 1.409A-3(j)(4)(ix) of the Treasury Regulations (pertaining to liquidations, plan terminations, etc.) to the extent permitted by said Section 1.409A-3(j)(4)(ix). Any such determination by the Board shall be in writing and shall form a part of this Plan to the extent required by Section 1.409A-3(j)(4) of the Treasury Regulations.

310670082.9 5 Business Use 6.02 Failure of Payment. If there is a failure by the Company to make any payment to any Participant relative to Post-2004 Amounts when due under this Plan, the Company will make the payment. However, if the Company fails to make a Post- 2004 Amount payment due to inadvertence or a good faith delay to permit processing and immediately upon discovery of such failure or delay makes such payment in full, the original failure to make the payment or payments shall not, for the purposes of this paragraph, be a failure to make a payment. Likewise, if the Company, in good faith, contests a claim by a Participant under this Plan, the failure to make the contested payment or payments shall not, for the purpose of this paragraph, be a failure to make a payment. The protection of benefits under this paragraph is not intended to result in a deferral or acceleration of payment(s) in violation of Section 409A of the Code. 6.03 Small Balance Cash Outs Service the Plan Administrator may direct, in his or her discretion, the lump sum 417(e) prescribed mortality and interest rate assumptions) provided: (1) the lump benefits under all other plans required to be aggregated with this Plan under plans does not exceed the applicable dollar amount under section 402(g)(1)(B) of the Code at the time of cash out. 6.04 FICA. In the event that FICA taxes are due on Plan benefits on or after Separation from Service, the Plan Administrator will (to the extent permitted by law, including Section 409A), have the taxes paid through an actuarial reduction in the the FICA taxes and applicable withholding taxes. 6.05 Other Special Circumstances Accelerations and/or Delays in Scheduled Payments. The Plan Administrator may modify the time or schedule of payments under this Plan under specified circumstances described in Section 1.409A-3(j)(4) of the Treasury Regulations (e.g., certain conflicts of interest, compliance with ethics laws, etc.), but only to the extent therein provided. Further, the Plan Administrator may authorize a delay in a scheduled payment under this Plan under specific circumstances permitted under Section 409A, subject to the applicable provisions of Section 409A, such as under circumstances where the delay would result in a deduction under section 162(m) of the Internal Revenue Code not otherwise available, where necessary to comply with Federal securities law or other applicable. 6.06 USERRA. This Plan will be operated in a manner that is compliant with the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. VII. Administration and Claims 7.01 Duties. The EBPB shall have for this Plan the same duties as for the RIE Plan, except as may be specifically provided herein or as inapplicable

310670082.9 6 Business Use foregoing, the EBPB shall have the full power and complete discretion to construe and interpret all terms, provisions, conditions and limitations of the Plan and to determine all questions arising out of or in connection with the provisions of the Plan or its administration. 7.02 Claims. Pursuant to Section 503 of ERISA, the following claims procedure applies with respect to claims for benefits under the Plan. a. If any person believes she or he is being denied any rights or benefits relating to participation, eligibility, the amount of benefits, or any other provisions of this Plan, such person may file a claim in writing with the EBPB (or if the EBPB so specifies, its designee). b. If a claim for benefits under the Plan is denied, in whole or in part, the EBPB (or its designee) shall, within ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. The period for making the determination may be extended for up to an additional ninety (90) days, if necessary due to special circumstances, provided the EBPB (or its designee) notifies the claimant of the extension within the initial ninety (90) day period. The extension notice in such case shall explain the reasons for the extension and the expected date of a decision. The notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim; (B) reference to the specific Plan provisions upon which the denial is based; (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary; and (D) an explanation of the claims review procedures in paragraphs (c)and (d), below, including ights to bring a civil action under Section 502(a) of ERISA following a denied claim on review. c. After a claimant receives a written notice of the denial of a claim for benefits, the claimant may file a written request with the EBPB (or, if the EBPB so specifies, its designee) that it conduct a full and fair review of the denial of the claim. A written request for review of a denied claim must be of denial of the claim. The written request for review should state why the claimant believes the claim should not have been denied, and should describe any documents, data, or other information that may have a bearing on the claim. A claimant shall have the right to submit written comments, documents, records, and other information relating to the claim. A claimant also shall have the right to be represented, provided that the EBPB may apply reasonable procedures for determining whether an individual has been authorized to act on behalf of the claimant. The claimant (or their representative) may have, upon request and free of document, record, or other information that: (i) was relied upon in making a decision to deny benefits; (ii) was submitted, considered, or generated in the course of making the decision to deny benefits, whether or not it was

310670082.9 7 Business Use relied upon in making the decision to deny benefits; or (iii) demonstrates compliance with any administrative processes and safeguards designed to confirm that the benefit determination was in accord with the Plan and that the Plan provisions, where appropriate, have been applied consistently regarding similarly situated individuals. d. The EBPB (or its designee) shall deliver to the claimant a written decision on the claim within sixty (60) days after receipt of the aforesaid request for review. The period for delivering the decision may be extended for up to an additional sixty (60) days, if necessary due to special circumstances, provided the EBPB (or its designee) notifies the claimant of the extension within the initial sixty (60) day period. The extension notice shall explain the reasons for the extension and the expected date of a decision. The decision shall (i) be written in a manner calculated to be understood by the claimant; (ii) include the specific reason(s) for the decision; (iii) contain a reference to the specific Plan provisions upon which the decision is based; (iv) of charge, reasonable access to and copies of Relevant Documents (as a civil action under Section 502(a) of ERISA. The decision upon review shall be final and binding on all parties and subject to the fullest deference permitted by law. 7.03 Plan Interpretation. Any interpretation of this Plan or other determination with respect to this Plan by the EBPB will be final, binding and conclusive on all persons. VIII. Liability for Acts 8.01 No member of the EBPB, an officer or member of the Board, nor the Company or its employees shall be personally liable for any error of omission or commission misconduct, or lack of good faith; nor shall said individuals be personally liable for any act of gross negligence, willful misconduct, or lack of good faith of any other individual. IX. Indemnity 9.01 Any employee of the Company or PPL who has assisted the EBPB, PPL or the Company in administering this Plan, the members and officers of the Board shall be insured and indemnified by the Company and PPL jointly and severally, against any and all liab occasioned by any act or omission to act in connection with this Plan, as long as such acts or omission to act are in good faith. X. Effectuation of Interest 10.01 In the event it should become impossible for the Company, PPL, the Plan Administrator, or the EBPB to perform any act required by this Plan, the Plan Administrator, the Company, PPL, or the EBPB may perform such other act as it

310670082.9 8 Business Use in good faith determines will most nearly carry out the intent and purpose of this Plan. XI. Government Regulations 11.01 It is intended that this Plan will comply with all applicable laws and governmental regulations, and neither the Company , PPL nor any party with authority under this Plan, shall be obligated to perform an obligation hereunder in any case where, in violation of any law or regulation. XII. Nonassignment 12.01 To the fullest extent permitted by law, no benefit under this Plan, nor any other interest hereunder of any Participant, Spouse, or contingent annuitant, shall be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, except to the extent of a court ordered domestic relations assignment. XIII. Provisions of Benefits 13.01 This Plan will be unfunded. Benefits will be paid from the operating revenues of the Company. The Company shall not be required to set aside or segregate any benefits under this Plan shall be those of an unsecured, general creditor of the Company. XIV. Amendment or Termination 14.01 The Board may, in its sole discretion, terminate and amend this Plan from time to time; provided, however, no modification shall reduce the value of a vested benefit which, at the time of such amendment or discontinuance a Participant would be eligible to receive under this Plan at that time or a later date in accordance with the foregoing, the EBPB may adopt any amendment that does not significantly affect the cost of the Plan or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on the Company. XV. General Provisions 15.01 Taxes. Payments under this Plan are subject to applicable tax withholding and reporting. Each Participant is solely and personally liable for the settlement of any and all income taxes with respect to payments under this Plan. 15.02 No Implied Rights. Neither this Plan nor the making of payments or purchases of insurance by the Company or PPL shall be construed to create any obligation upon the Company or PPL to continue this Plan or to continue purchases of insurance or to give any present or future employee any right to continued employment.

310670082.9 9 Business Use 15.03 Headings. The headings of articles and sections of this Plan are for convenience of reference only. 15.04 Gender and Number. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words a whole and not merely to the subdivision in which such words appear. 15.05 Severability. If any term or provision of this Plan, as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Plan and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term or provision of this Plan shall be valid and enforced to the fullest extent permitted by law. 15.06 Governing Law. Except as otherwise required by law, this Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Pennsylvania. 15.07 Section 409A Compliance. The Plan and any payments provided hereunder are intended to comply with, or be exempt from, Code Section 409A. The Plan shall in all respects be interpreted, operated, and administered in accordance with this intent. Payments provided under the Plan may be made only upon an event and in a manner that complies with Code Section 409A. Any payments provided under the Plan to be made upon a termination of service that constitute deferred compensation subject to Code Section 409A shall be made only if such termination installment payment provided under the Plan shall be treated as a separate identified payment for purposes of Code Section 409A. Neither the Company nor PPL makes any representations or warranties that the payments provided under the Plan comply with, or are exempt from, Code Section 409A, and in no event shall the Company or PPL be liable for any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non- compliance with Code Section 409A.

310670082.9 10 Business Use This Plan is hereby adopted and effective as of February 24, 2022 and executed February 24, 2022. PPL SERVICES CORPORATION ______________________________________________ Angela K. Gosman Senior Vice President & Chief Human Resources Officer